[/R]
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 1, 1996
[/R]
                                                     Registration No. 33-63275
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               --------------

                                  FORM S-4

                               AMENDMENT NO. 3


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               --------------

                               CITIZENS, INC.
           (Exact name of registrant as specified in its charter)

         COLORADO                             6311                   84-0755371
(State or other jurisdiction of   (Primary standard industrial    (I.R.S. Employer
incorporation or organization)     classification code number)   Identification No.)

                           400 EAST ANDERSON LANE
                             AUSTIN, TEXAS 78752
                               (512) 837-7100
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               --------------

                   HAROLD E. RILEY, CHAIRMAN OF THE BOARD
                           400 EAST ANDERSON LANE
                             AUSTIN, TEXAS 78752
                               (512) 837-7100
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                               --------------
                                 COPIES TO:

REID A. GODBOLT, ESQ.                        FRANK G. NEWMAN
JONES & KELLER, P.C.                         NEWMAN & DAVENPORT, P.C.
1625 BROADWAY, SUITE 1600                    2050 ALLIANZ FINANCIAL CENTRE LB135
DENVER, COLORADO 80202                       2323 BRYAN STREET
(303) 573-1600                               DALLAS, TEXAS 75201
                                             (214) 754-0025

                               --------------
         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
Title of each class of                              Proposed maximum             Proposed            Amount of
   securities to be             Amount to            offering price         maximum aggregate       registration
      registered              be registered             per share             offering price            fee
----------------------------------------------------------------------------------------------------------------
 Class A Common Stock,          171,391(1)              $9.00(2)              $1,542,519(2)             $532
     No Par Value                 shares
=================================================================================================================

(1) Represents the maximum number of shares of the Registrant's Class A Common Stock to be issued in connection with the Merger described herein.
(2) Estimated pursuant to Rule 457(f)(1) and (2) solely for the purpose of calculating the registration fee based on the market value of the securities to be received by the Registrant as determined on October 4, 1995.

================================================================================

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                                --------------

                                 CITIZENS, INC.

                             Cross-Reference Sheet
                                      For
       Registration Statement on Form S-4 and Prospectus-Proxy Statement

Form S-4
Item No.         Item Caption                                       Heading in Prospectus
---------        ------------                                       ---------------------
    1            Forepart of Registration Statement         Outside Front Cover
                 and Outside Front Cover Page of
                 Prospectus

    2            Inside Front and Outside Back Cover        Inside Front Cover
                 Pages of Prospectus

    3            Risk Factors, Ratio of Earnings to         Summary; Risk Factors; Proposed
                 Fixed Charges and Other Information        Merger and Exchange

    4            Terms of the Transaction                   Summary; Proposed Merger and Exchange; Information Concerning
                                                            Investors and Central; Comparison of Rights of
                                                            Securityholders

    5            Pro Forma Financial Information            Comparative Per Share Data; Selected Summary Financial
                                                            Information - Pro Forma Condensed Consolidated Financial
                                                            Statements

    6            Material Contacts with the Company         Summary; Proposed Merger and
                 Being Acquired                             Exchange - Background and Reasons for the Merger and Exchange

    7            Additional Information Required for        Not applicable
                 Reoffering by Persons and Parties
                 Deemed to be Underwriters

    8            Interests of Named Experts and             Not applicable
                 Counsel

    9            Disclosure of Commission Position          Not applicable
                 on Indemnification for Securities Act
                 Liabilities

   10            Information with Respect to S-3            Incorporation of Certain Documents
                 Registrants                                by Reference; Risk Factors

   11            Incorporation of Certain Information       Incorporation of Certain Documents
                 by Reference                               by Reference

   12            Information with Respect to S-2 or         Not applicable
                 and S-3 Registrant

   13            Incorporation of Certain Information       Not applicable
                 by Reference

   14            Information with Respect to                Summary; Comparative Per Share
                 Registrants Other Than S-2                 Data; Selected Summary Financial
                 or S-3 Registrants                         Information - Pro Forma Condensed Consolidated Financial
                                                            Statements; The Special Meetings; Proposed Merger and
                                                            Exchange; Information Concerning Investors and Central;
                                                            Management's Discussion of Financial Condition and Results of
                                                            Operations; Financial Statements

   15            Information with Respect to S-3            Not applicable
                 Companies

   16            Information with Respect to S-2 or         Not applicable
                 S-3 Companies

   17            Information with Respect to                Summary; Comparative Per Share
                 Companies Other than S-2 or                Data; Selected Summary Financial
                 S-3 Companies                              Information - Pro Forma Condensed Consolidated Financial
                                                            Statements; The Special Meetings; Proposed Merger and
                                                            Exchange; Information Concerning Investors and Central;
                                                            Management's Discussion of Financial Condition and Results of
                                                            Operations; Financial Statements

   18            Information if Proxies, Consents           Summary; The Special Meetings;
                 or Authorizations are to be Solicited      Information Concerning Directors and Executive Officers

   19            Information if Proxies, Consents           Not applicable
                 or Authorizations Are Not To Be
                 Solicited or in an Exchange Offer

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if:
(i) in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant; (ii) in all other cases, that their conduct was at least not opposed to the Registrant's best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

         The Registrant's Articles of Incorporation limit the liability of directors to the full extent provided by Colorado law.

         The Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)      EXHIBITS

Exhibit Number   Description of Exhibits

2.2 Plan and Agreement of Merger - American Liberty Financial Corporation, American Liberty Life Insurance Company, Citizens, Inc. and Citizens Acquisition, Inc., dated December 8, 1994(e)

2.21             Plan and Agreement of Merger and Exchange - See Appendix A

3.1              Articles of Incorporation, as amended(a)

3.2              Bylaws(e)

5.1 Opinion and consent of Jones & Keller, P.C. as to the legality of Citizens, Inc. Common Stock(c)


8.1              Opinion re: tax matters(f)

10.5 Automatic Yearly Renewable Term (NR) Life Reinsurance Agreement between Citizens Insurance Company of America and The Centennial Life Insurance Company dated March 1, 1982(b)

10.6 Summary of Coinsurance Agreement between Citizens Insurance Company of America and Alabama Reassurance Company dated December 31, 1985(b)

10.7 International Marketing Agreement - Citizens Insurance Company of America and Negocios Savoy, S.A.(b)

11               Statement re: Computation of per share earnings(d)

22               Subsidiaries of the Registrant(d)

23.1             Consent of Jones & Keller, P.C. re: Opinion as to legality of
                 Common Stock(c)

23.2             Consent of KPMG Peat Marwick LLP(c)


23.3             Consent of Jones & Keller, P.C. re: Opinion re tax matters(f)


25               Power of Attorney (see signature page)

_______________
         (a) Filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference.
         (b) Filed with the Registrant's Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33- 4753, filed with the Commission on or about June 19, 1992.

         (c)     Filed on January 26, 1996.

         (d) Filed with the Registrant's Annual Report on Form 10-K for the Year Ended December 31, 1994, and incorporated herein by reference.
         (e) Filed with the Registrant's Registration Statement on Form S-4, Registration No. 33-59039, filed with the Commission on May 2, 1995.

         (f)     Filed herwith.


(B)      FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES.

         See "Financial Statements."

ITEM 22.  UNDERTAKINGS

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each filing of The Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of

1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective; and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Time of the Registration Statement through the date of responding to the request.

         The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, that was not the subject of and included in the Registration Statement when it became effective.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii), above, do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 31, 1996.


                                           CITIZENS, INC.


                                           By: /s/ Mark A. Oliver
                                               as attorney in fact for
                                               Harold E. Riley
                                               Harold E. Riley, Chairman of
                                               the Board

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers or directors of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Harold E. Riley and Mark A. Oliver, attorneys-in-fact in their names, place, and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signatures                                 Title                                   Date
----------                                 -----                                   ----
/s/ Mark A. Oliver as attorney             Chairman of the Board             January 31, 1996
in fact for Harold E. Riley
Harold E. Riley


/s/ Mark A. Oliver as attorney             Vice Chairman, Chief Executive    January 31, 1996
in fact for Randall Riley                  Officer and Director
Randall Riley


/s/ Mark A. Oliver as attorney             Vice Chairman, Chief Actuary      January 31, 1996
in fact for T. Roby Dollar                 and Assistant Secretary
T. Roby Dollar


/s/ Mark A. Oliver as attorney             President, Chief Administrative   January 31, 1996
in fact for Rick D. Riley                  Officer and Director
Rick D. Riley


/s/ Mark A. Oliver                         Executive Vice President,         January 31, 1996
Mark A. Oliver                             Secretary/Treasurer and
                                           Chief Financial Officer

/s/ Mark A. Oliver as                      Vice President and Controller     January 31, 1996
attorney in fact for
Stephen Curtis
Stephen Curtis


Flay F. Baugh                              Director


/s/ Mark A. Oliver as                      Director                          January 31, 1996
attorney in fact for
Joe R. Reneau
Joe R. Reneau, M.D.


/s/ Mark A. Oliver as                      Director                          January 31, 1996
attorney in fact for
Steven F. Shelton
Steven F. Shelton


Ralph M. Smith, Th.D.                      Director


/s/ Mark A. Oliver as                      Director                          January 31, 1996
attorney in fact for
Timothy T. Timmerman
Timothy T. Timmerman

                               INDEX TO EXHIBITS


Exhibit
Number   Description                                                Page
------   -----------                                                ----
8.1      Opinion re: tax matters                                    Filed herewith

23.3     Consent of Jones & Keller, P.C.
         re: Opinion re tax matters                                 Filed herewith

25       Power of Attorney                                          (see Signature
                                                                    Pages)